Exhibit 99.1

EXECUTION VERSION

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of June 30, 2023 (this “Agreement”), is among White Mountains Insurance Group, Ltd. (“White Mountains”), WM Birkdale, Ltd. (“WM Birkdale”), White Mountains Investments (Luxembourg) S.à r.l (“WMI Lux”) and WM Hinson (Bermuda) Ltd. (“WM Hinson” and, collectively with White Mountains, WM Birkdale and WMI Lux, the “Joint Filers”). In accordance with Rule 13(d)-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the Joint Filers hereby agrees to the joint filing of a statement on Schedule 13D (including any and all amendments thereto) on its behalf with respect to Class A Common Stock, par value $0.01 per share, of MediaAlpha, Inc., a Delaware corporation, and that this Agreement may be included as an exhibit to such joint filing.

Each of the Joint Filers further agrees that it is responsible for the timely filing of such statement on Schedule 13D and any amendments thereto insofar as it relates to such Joint Filer’s obligation under Section 13(d) of the Exchange Act, and for the accuracy and completeness of the information concerning such Joint Filer contained therein, provided, however, that no Joint Filer is responsible for the accuracy or completeness of the information concerning any other Joint Filer contained therein, unless such Joint Filer knows or has reason to believe that such information is inaccurate. Each Joint Filer shall be entitled to file, separately from the other Joint Filers, any amendments to the information concerning such Joint Filer that it shall deem necessary or desirable.

This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 30th day of June, 2023.

[Signature Page Follows]

WHITE MOUNTAINS INSURANCE GROUP, LTD.

By:	/s/ Robert L. Seelig
	Name:	Robert L. Seelig
	Title:	Executive Vice President and General Counsel

WM BIRKDALE, LTD.

By:	/s/ John G. Sinkus
	Name:	John G. Sinkus
	Title:	Director

WHITE MOUNTAINS INVESTMENTS (LUXEMBOURG) S.À.R.L.

By:	/s/ John G. Sinkus
	Name:	John G. Sinkus
	Title:	Manager

WM HINSON (BERMUDA) LTD.

By:	/s/ John G. Sinkus
	Name:	John G. Sinkus
	Title:	Vice President

[Signature Page to Joint Filing Agreement]